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                                                                    EXHIBIT 5.1

                [Letterhead of Morris, Manning & Martin, L.L.P.]



                                October 13, 1999

Daleen Technologies, Inc.
902 Clint Moore Road
Boca Raton, Florida 33487

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Daleen Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 2,674,727 shares of the Company's common stock, $0.01 par value per share (the "Shares"), including 737,750 Shares issuable pursuant to the Daleen Technologies, Inc. Amended and Restated Stock Incentive Plan, 1,274,887 Shares issuable pursuant to the Daleen Technologies, Inc. 1998 Incentive Stock Option Plan, 149,336 Shares issuable pursuant to the Daleen Technologies, Inc. 1997 Incentive Stock Option Plan, 153,487 Shares issuable pursuant to the Daleen Technologies, Inc. 1995 Incentive Stock Option Plan, 186,924 Shares issuable pursuant to the Daleen Technologies, Inc. 1998 Employee Non-Qualified Stock Option Plan, 157,398 Shares issuable pursuant to the Daleen Technologies, Inc. 1996 Employee Non-Qualified Stock Option Plan, and 14,945 Shares issuable pursuant to the Daleen Technologies, Inc. 1994 Employee Non-Qualified Stock Option Plan

         We have examined and are familiar with the originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plans as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Company's registration statement on Form S-8.

                                            Very truly yours,

                                            MORRIS, MANNING & MARTIN, L.L.P.

                                            /s/ Morris, Manning & Martin, L.L.P.


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